Exhibit 16.1


Lougheed, Scalfaro & Company LLC          442 West Kennedy Boulevard, Suite 160
Certified Public Accountants                               Tampa, Florida 33606
                                             Phone 813-254-2500 FAX 813-254-2599


February 8, 2006




Securities and Exchange Commission Mail Stop 11-3
450 5th Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01(a) of Innovative Software Technologies, Inc.'s Form 8-K dated February 8, 2006, and we agree with the statements made therein.


                 Sincerely,

                 /s/ Lougheed, Scalfaro & Company LLC
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                 Certified Public Accountants